CUSIP No. 480206-200                    13D                        Page 13 of 13

                                    Exhibit 6



                             JOINT FILING AGREEMENT


     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of this Statement on
Schedule 13D including any amendments thereto.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.



Dated: April 8, 1999

                                        COMCAST CORPORATION



                                        By: /s/ Arthur R. Block
                                            ------------------------------------
                                            Arthur R. Block
                                            Vice President



                                        COMCAST CABLE COMMUNICATIONS, INC.



                                         By: /s/ Arthur R. Block
                                            ------------------------------------
                                            Arthur R. Block
                                            Vice President